EXHIBIT 7C

For period ending 06/30/2011 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.



Series
Number   Series Name                                                  Is this the last filing for this Series?
                                                                                      (Y/N)

113		Wells Fargo Advantage Intermediate Tax/AMT-Free Fund			N
114		Wells Fargo Advantage Municipal Bond Fund				N
115		Wells Fargo Advantage Short-Term Municipal Bond Fund			N
116		Wells Fargo Advantage Ultra Short-Term Municipal Income Fund		N
117		Wells Fargo Advantage Wisconsin Tax-Free Fund				N
172		Wells Fargo Advantage Pennsylvania Tax-Free Fund			N
180		Wells Fargo Advantage Strategic Municipal Bond Fund			N
181 		Wells Fargo Advantage North Carolina Tax-Free Fund			N
